Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Post-effective Amendment No. 1 to Form S-3 of Registration Statement No. 333-168188 of Altair Nanotechnologies Inc. of our report dated March 30, 2012 relating to the consolidated financial statements and effectiveness of internal control over financial reporting appearing in the Annual Report on Form 10-K of Altair Nanotechnologies Inc. for the year ended December 31, 2011.

/s/ Crowe Horwath LLP

Sacramento, California
 November 21, 2012